Exhibit 99.1

Healthpeak Properties Reports Second Quarter 2026 Results and Increases Full Year 2026 Earnings Guidance
DENVER, August 4, 2026 - Healthpeak Properties, Inc. (NYSE: DOC) ("Healthpeak"), a leading owner, operator, and developer of real estate for healthcare discovery and delivery, today announced results for the quarter ended June 30, 2026.
SECOND QUARTER 2026 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS
–Net income of $0.08 per share and FFO as Adjusted of $0.46 per share
–Second quarter Outpatient Medical and Lab new and renewal lease executions totaled 1.6 million square feet:
•Outpatient Medical new lease executions totaled 327,000 square feet and renewal lease executions totaled 916,000 square feet
◦Subsequent to the second quarter, we have entered into approximately 204,000 square feet of Outpatient Medical leases and have another approximately 882,000 under signed letters of intent ("LOIs")
•Lab new lease executions totaled 222,000 square feet and renewal lease executions totaled 159,000 square feet
◦Subsequent to the second quarter, we have entered into approximately 20,000 square feet of Lab leases and have another approximately 480,000 square feet under signed LOIs
–Total occupancy increased sequentially by +20 basis points ("bps") in Outpatient Medical to 90.7% and by +80 bps in Lab to 78.5%
–Janus Living (NYSE: JAN) reported year-over-year revenue and Adjusted EBITDAre growth of 45% and 34%, respectively
–Entered into a new $20 million outpatient medical development agreement to support Northside Hospital’s continued expansion in the Atlanta market
–Generated $1.4 billion of proceeds from Outpatient Medical recapitalizations, seller financing loan repayments, and dispositions during the second quarter and through August 3, bringing year-to-date proceeds to $1.75 billion
•As previously disclosed, in July 2026, closed on the recapitalization and sale of a 49% joint venture interest in an 86-asset, 5.6 million square foot outpatient medical portfolio to affiliates of Brookfield at a gross valuation of $2.1 billion, generating proceeds of approximately $1.025 billion
–Net Debt to Adjusted EBITDAre was 4.7x for the quarter ended June 30, 2026
–Authorized new $500 million share repurchase program
–Published 15th annual Corporate Impact Report highlighting Healthpeak's continued focus on building a resilient portfolio, advancing sustainability goals, fostering a workplace culture guided by our WE CARE core values, and promoting sound corporate governance and transparency
To learn more and view the Corporate Impact Report, please visit www.healthpeak.com/corporate-impact

SECOND QUARTER RESULTS

	Three Months Ended June 30,
	2026	2025
Diluted Net income (loss) per common share	$0.08	$0.05
Diluted FFO as Adjusted per common share	0.46	0.46

Year-Over-Year Same-Store ("SS") Adjusted NOI Growth
	Three Month
	SS Growth %	% of SS
Outpatient Medical	2.5%	56.4%
Lab	(3.2%)	34.0%
Senior Housing	19.2%	9.6%
Total	1.8%	100.0%

JANUS LIVING SECOND QUARTER FINANCIAL AND OPERATING HIGHLIGHTS
•Revenue of $216 million, up 45% compared to the prior year quarter
•Adjusted EBITDAre of $79 million, up 34% compared to the prior year quarter
•Total Adjusted Net Operating Income of $58 million, up 37% compared to the prior year quarter
◦Same-store Adjusted NOI increased 19.2% and margin expanded 250 basis points
•During the second quarter, acquired two senior housing communities for approximately $105 million
•Subsequent to quarter end, and through August 3, 2026, completed approximately $1.0 billion of senior housing acquisitions
•As of August 3, 2026, and subsequent to closing the acquisitions referenced above, Janus Living had approximately $558 million of unrestricted cash and no outstanding debt
•Under purchase agreement for approximately $59 million incremental senior housing acquisition
Janus Living, Inc. is a pure-play senior housing real estate investment trust that owns high-quality communities across the United States, and is majority owned by Healthpeak. Healthpeak owns 214.7 million shares of Janus Living common stock and operating partnership common units, representing a 73.6% equity ownership as of June 30, 2026. Janus Living is consolidated into Healthpeak’s financial statements, with the approximately 26.4% not owned by Healthpeak reported as noncontrolling interest.
NORTHSIDE OUTPATIENT MEDICAL DEVELOPMENT
In June 2026, Healthpeak entered into a development agreement for a new $20 million, 33,000 square foot outpatient medical building in the Sugar Hill submarket of Atlanta, Georgia.
The development is 84% pre-leased to Northside Hospital and affiliated physician groups supporting a range of clinical services and extends Northside’s network in a high-growth submarket connecting its Forsyth and Gwinnett hospital campuses.
The development represents Healthpeak’s fifth ground-up project totaling 565,000 square feet supporting Northside Hospital’s continued outpatient expansion in the Atlanta market.
OUTPATIENT MEDICAL JOINT VENTURE RECAPITALIZATION
As previously disclosed, in July 2026, Healthpeak entered into a joint venture with affiliates of Brookfield Asset Management (“Brookfield”) through the contribution of an 86-property outpatient medical portfolio valued at approximately $2.1 billion. The portfolio comprises approximately 5.6 million square feet and is located across 11 states including Kentucky, Indiana, Pennsylvania, Arkansas, Illinois, Minnesota, New Jersey, and New York. The portfolio is 95% leased with a weighted average remaining lease term of six years.
Under the terms of the joint venture, Brookfield owns a 49% non-controlling equity interest and Healthpeak retains a 51% interest in the joint venture and serves as managing member, providing asset and property management services and earning customary fees.
Healthpeak received proceeds of approximately $1.025 billion for the sale of the 49% interest. The transaction implies a trailing cash capitalization rate of approximately 5.9% and a valuation of approximately $380 per square foot. Healthpeak retains a call right for a finite period beginning after year seven to repurchase Brookfield’s interest at a price sufficient to provide Brookfield with a 6.5% net annual rate of return excluding initial transaction expenses.
The joint venture advances Healthpeak’s capital allocation strategy by generating proceeds to strengthen its balance sheet, fund investment opportunities, and support long-term growth. The transaction establishes a structure by which the parties can expand their relationship over time and also underscores the differentiated platform Healthpeak has built, including deep health system relationships and ongoing investments across the enterprise in technology, systems, and innovation that enhance long-term portfolio performance.
SELLER FINANCING LOAN REPAYMENT AND OTHER DISPOSITIONS
In June 2026, Healthpeak received approximately $400 million of gross proceeds from the partial repayment of a seller financing loan. The remaining $20 million loan balance was extended by 12 months pursuant to contractual extension rights. The repayment resulted in a one-time $9 million increase in interest income from the accelerated recognition of the remaining fair value discount.
During the second quarter of 2026, Healthpeak closed on $40 million of non-core outpatient medical dispositions at a trailing cash capitalization rate of 4.9%.
BALANCE SHEET
In June 2026, Healthpeak repaid $142 million of mortgage debt.
Subsequent to the end of the second quarter, Healthpeak used proceeds from the Brookfield joint venture to repay $650 million of 3.25% senior notes at maturity and approximately $375 million of borrowings under its commercial paper program.
As of August 3, 2026, Healthpeak had $3.4 billion of liquidity including cash and available credit facility capacity.
SHARE REPURCHASE ACTIVITY AND NEW SHARE REPURCHASE AUTHORIZATION
As previously disclosed, in April 2026, Healthpeak repurchased 5.9 million common shares at a weighted average share price of $16.81 for approximately $100 million under its $500 million share repurchase program.
In July 2026, Healthpeak's Board of Directors authorized a new $500 million share repurchase program, replacing the existing $500 million authorization. The shares may be repurchased through various methods, including in the open market at Healthpeak's discretion and subject to market conditions, regulatory requirements, and other customary conditions.
DIVIDEND
On July 9, 2026, Healthpeak's Board of Directors declared a monthly common stock cash dividend of $0.10167 per share for each of July, August, and September of 2026, representing cash dividends totaling $0.305 per share for the third quarter, and an annualized dividend amount of $1.22 per share. The dividend is payable on the payment dates set forth in the table below to stockholders of record as of the close of business on the corresponding record date. Future dividends are at the discretion of Healthpeak's Board of Directors.

Record Date	Payment Date	Amount
July 20, 2026	July 31, 2026	$0.10167 per common share
August 17, 2026	August 28, 2026	$0.10167 per common share
September 14, 2026	September 25, 2026	$0.10167 per common share
GUIDANCE
Healthpeak's 2026 guidance ranges are updated as follows:

Full Year 2026	As of 5/5/26			As of 8/4/26			Mid-Point Change
Diluted earnings per common share	$0.46	-	$0.50	$0.48	-	$0.52	$0.02 increase
Diluted FFO as Adjusted per share	$1.71	-	$1.75	$1.73	-	$1.77	$0.02 increase
Total Same-Store Cash (Adjusted) NOI	(1)%	-	1%	0%	-	1.5%	75 bps increase
These estimates are based on our current view of existing market conditions, transaction timing, and other assumptions for the year ending December 31, 2026. For additional guidance ranges, details, and assumptions, please see page 10 in our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, both of which are available in the Investor Relations section of our website at http://ir.healthpeak.com.

CONFERENCE CALL INFORMATION
Healthpeak has scheduled a conference call and webcast for Wednesday, August 5, 2026, at 10:00 a.m. Eastern Time.
•Healthpeak’s website: https://ir.healthpeak.com/news-events
•Webcast: https://events.q4inc.com/attendee/933204731. Joining via webcast is recommended for those who will not be asking questions.
•Telephone: The participant dial-in number is (833) 461-5787. The international dial-in is (585) 542-9983. The conference ID number is 933 204 731.
A webcast replay will be available on Healthpeak’s website for 30 days.
ABOUT HEALTHPEAK
Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns, operates, and develops high-quality real estate focused on healthcare discovery and delivery.
NON-GAAP FINANCIAL MEASURES
Nareit FFO, FFO as Adjusted, Total Same-Store Cash (Adjusted) NOI, Adjusted EBITDAre, and Net Debt to Adjusted EBITDAre are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of real estate investment trusts. See "June 30, 2026 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP, available in the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results. See also the "Funds From Operations" section of this release for additional information. Additionally, as used herein with respect to Janus Living, Adjusted EBITDAre, Total Adjusted Net Operating Income, and Same-Store Adjusted NOI are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of Janus Living. See "June 30, 2026 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP, available in the Investor Relations section of the Janus Living website at https://ir.janusreit.com/financials/quarterly-results.
FORWARD-LOOKING STATEMENTS
Statements contained in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to pending or contemplated acquisitions, dispositions, developments, redevelopments, joint venture transactions, leasing activity and commitments, financing activities, or other transactions discussed in this release; (ii) the payment of a monthly cash dividend; and (iii) the information presented under the heading "Guidance." Pending acquisitions, dispositions, joint venture transactions, leasing activity, and financing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. As more fully set forth under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission ("SEC"), these risks and uncertainties include, but are not limited to: changes to regulatory, funding, staffing, trade, and other policies and actions by the U.S. political administration; macroeconomic trends that may increase borrowing, construction, labor and other operating costs; changes within the life science industry, and significant regulation, funding requirements, and uncertainty faced by our lab tenants; factors adversely affecting our tenants’, operators’, or borrowers’ ability to meet their financial and other contractual obligations to us; the insolvency or bankruptcy of one or more of our major tenants, operators, or borrowers; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in that specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants and operators; our property development, redevelopment, and tenant improvement risks, which can render a project less profitable or unprofitable and delay or prevent its undertaking or completion; the ability of the hospitals on whose campuses our outpatient medical buildings are located and their affiliated healthcare systems to remain competitive or financially viable; operational risks associated with our senior housing properties managed by third parties, including our properties operated through structures permitted by the Housing and Economic Recovery Act of 2008, which includes most of the provisions previously proposed in the REIT Investment Diversification and Empowerment Act of 2007 (commonly referred to as “RIDEA”); the failure of our tenants, operators, and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in a significant loss of capital invested in a property, lower than expected future revenues, and unanticipated expenses; our use of joint ventures may limit our returns on and our flexibility with jointly owned investments; our use of rent escalators or contingent rent provisions in our leases; competition for suitable healthcare properties to grow our investment portfolio; our ability to exercise rights on collateral securing our real estate-related loans; any requirement that we recognize reserves, allowances, credit losses, or impairment charges; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate and/or operate acquisitions or internalize property management; the potential impact of unfavorable resolution of litigation or disputes and resulting rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; environmental, social and governance and sustainability commitments and changing requirements, as well as stakeholder expectations; epidemics, pandemics, or other infectious diseases, and health and safety measures intended to reduce their spread; our past participation in the Coronavirus Aid, Relief, and Economic Security Act Provider Relief Fund and other Covid-related stimulus and relief programs; laws or regulations prohibiting eviction of our tenants; human capital risks, including the loss or limited availability of our key personnel; our reliance on information technology and any material failure, inadequacy, interruption, or security failure of that technology; the use of, or inability to use, artificial intelligence by us, our tenants, our vendors, and our investors; volatility, disruption, or uncertainty in the financial markets; increased interest rates and borrowing costs, which could impact our ability to refinance existing debt, sell properties, and conduct investment activities; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all; an increase in our level of indebtedness; covenants in our debt instruments, which may limit our operational flexibility, and breaches of these covenants; volatility in the market price and trading volume of our common stock; adverse changes in our credit ratings; the initial public offering of Janus Living, and may not achieve the intended benefits; our economic exposure to shifts in the price of Janus Living common stock and our ability to control the assets and activities of Janus Living; potential conflicts of interest in our relationship with Janus Living; our ability to maintain our qualification as a real estate investment trust (“REIT”); our taxable REIT subsidiaries being subject to corporate level tax; tax imposed on any net income from “prohibited transactions”; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; tax protection agreements that may limit our ability to dispose of certain properties and may require us to maintain certain debt levels; ownership limits in our charter that restrict ownership in our stock, and provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; conflicts of interest between the interests of our stockholders and the interests of holders of Healthpeak OP, LLC (“Healthpeak OP”) common units; provisions in the operating agreement of Healthpeak OP and other agreements that may delay or prevent unsolicited acquisitions and other transactions; our status as a holding company of Healthpeak OP; and other risks and uncertainties described from time to time in our SEC filings.
Moreover, other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements, and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by us on our website or otherwise. We do not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.
CONTACT
Andrew Johns, CFA
Senior Vice President – Finance and Investor Relations
720-428-5400

Healthpeak Properties, Inc.
Consolidated Balance Sheets
In thousands, except share and per share data

	June 30, 2026	December 31, 2025
Assets
Real estate:
Buildings and improvements	$17,211,536	$16,593,535
Development costs and construction in progress	969,495	1,010,657
Land and improvements	3,225,957	3,007,346
Accumulated depreciation	(4,543,382)	(4,512,443)
Net real estate	16,863,606	16,099,095
Loans receivable, net of reserves of $8,165 and $11,345	261,398	606,020
Investments in unconsolidated joint ventures	526,780	802,601
Accounts receivable, net of allowance of $3,523 and $2,018	72,134	78,327
Cash and cash equivalents	1,626,827	467,457
Restricted cash	91,858	70,245
Intangible assets	717,494	654,516
Assets held for sale	37,101	80,621
Right-of-use asset	395,124	412,198
Deferred tax assets	122,320	111,248
Goodwill	68,529	68,529
Other assets	896,875	885,161
Total assets	$21,680,046	$20,336,018

Liabilities and Equity
Bank line of credit and commercial paper	$1,495,994	$1,078,850
Term loans	1,646,282	1,647,113
Senior unsecured notes	6,785,697	6,772,722
Mortgage debt	104,213	349,209
Intangible liabilities	155,466	173,697
Liabilities related to assets held for sale	594	11,900
Lease liability	288,194	296,260
Accounts payable, accrued liabilities, and other liabilities	678,687	718,509
Deferred revenue	1,026,479	985,307
Total liabilities	12,181,606	12,033,567

Commitments and contingencies

Redeemable noncontrolling interests	27,695	159,581

Common stock, $1.00 par value: 1,500,000,000 shares authorized; 689,465,312 and 695,036,731 shares issued and outstanding	689,465	695,037
Additional paid-in capital	13,273,880	12,767,914
Cumulative dividends in excess of earnings	(6,129,129)	(5,952,920)
Accumulated other comprehensive income (loss)	10,534	(9,937)
Total stockholders’ equity	7,844,750	7,500,094

Public investors of Janus Living, Inc.	979,186	—
Joint venture partners	291,294	295,455
Non-managing member unitholders	355,515	347,321
Total noncontrolling interests	1,625,995	642,776

Total equity	9,470,745	8,142,870

Total liabilities and equity	$21,680,046	$20,336,018

Healthpeak Properties, Inc.
Consolidated Statements of Operations
In thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Rental and related revenues	$533,354	$529,687	$1,071,790	$1,067,828
Resident fees and services	216,456	148,855	416,801	297,782
Interest income and other	21,769	15,806	35,940	31,627
Total revenues	771,579	694,348	1,524,531	1,397,237

Costs and expenses:
Operating	333,123	276,181	656,984	549,324
Depreciation and amortization	283,390	265,916	573,124	534,462
Interest expense	92,280	75,063	179,572	147,756
General and administrative	22,517	20,764	47,108	46,882
Transaction costs	9,172	10,215	33,321	15,749
Impairments and loan loss reserves (recoveries), net	(1,479)	3,499	(3,754)	(63)
Total costs and expenses	739,003	651,638	1,486,355	1,294,110
Other income (expense):
Gain (loss) on sales of real estate, net	9,988	1,636	60,657	1,636
Gain (loss) on debt extinguishments	—	—	(403)	—
Other income (expense), net	16,766	(4,692)	156,545	(10,818)
Total other income (expense), net	26,754	(3,056)	216,799	(9,182)

Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	59,330	39,654	254,975	93,945
Income tax benefit (expense)	1,402	(2,382)	1,148	(4,462)
Equity income (loss) from unconsolidated joint ventures	2,509	1,747	6,774	(400)
Net income (loss)	63,241	39,019	262,897	89,083
Noncontrolling interests’ share in earnings	(10,423)	(7,346)	(16,446)	(14,582)
Net income (loss) attributable to Healthpeak Properties, Inc.	52,818	31,673	246,451	74,501
Participating securities’ share in earnings	(150)	(115)	(299)	(579)
Net income (loss) applicable to common shares	$52,668	$31,558	$246,152	$73,922

Earnings per common share:
Basic	$0.08	$0.05	$0.36	$0.11
Diluted	$0.08	$0.05	$0.36	$0.11
Weighted average shares outstanding:
Basic	689,885	695,188	692,508	697,117
Diluted	689,885	695,194	692,843	697,146

Healthpeak Properties, Inc.
Funds From Operations
 In thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net income (loss) applicable to common shares	$52,668	$31,558	$246,152	$73,922
Real estate related depreciation and amortization	283,390	265,916	573,124	534,462
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	7,644	12,530	14,856	24,730
Noncontrolling interests’ share of real estate related depreciation and amortization	(15,421)	(4,426)	(20,123)	(8,879)
Loss (gain) on sales of depreciable real estate, net	(9,988)	(1,636)	(60,657)	(1,636)
Healthpeak’s share of loss (gain) on sales of depreciable real estate, net, from unconsolidated joint ventures	1,793	—	1,793	—
Noncontrolling interests’ share of gain (loss) on sales of depreciable real estate, net	973	—	973	—
Loss (gain) upon change of control, net(1)	(226)	—	(138,343)	—
Taxes associated with real estate dispositions	(1,863)	(335)	(1,805)	(335)
Nareit FFO applicable to common shares	318,970	303,607	615,970	622,264
Distributions on dilutive convertible units and other	4,384	4,560	8,930	9,183
Diluted Nareit FFO applicable to common shares	$323,354	$308,167	$624,900	$631,447
Diluted Nareit FFO per common share	$0.46	$0.43	$0.88	$0.89
Weighted average shares outstanding - Diluted Nareit FFO	704,472	709,839	707,066	711,828
Impact of adjustments to Nareit FFO:
Transaction, merger, and restructuring-related costs(2)	$7,734	$10,215	$28,302	$15,749
Other impairments (recoveries) and other losses (gains), net(3)	(1,479)	3,499	(3,754)	179
Loss (gain) on debt extinguishments	—	—	302	—
Casualty-related charges (recoveries), net(4)	(4,191)	3,919	(4,381)	8,145
Recognition (reversal) of valuation allowance on deferred tax assets(5)	—	—	(3,058)	—
Total adjustments	2,064	17,633	17,411	24,073
FFO as Adjusted applicable to common shares	321,034	321,240	633,381	646,337
Distributions on dilutive convertible units and other	4,382	4,545	8,916	9,161
Diluted FFO as Adjusted applicable to common shares	$325,416	$325,785	$642,297	$655,498
Diluted FFO as Adjusted per common share	$0.46	$0.46	$0.91	$0.92
Weighted average shares outstanding - Diluted FFO as Adjusted	704,472	709,839	707,066	711,828

Other operating data:
Amortization of deferred financing costs and debt discounts (premiums)	$8,900	$7,875	$17,264	$15,727
Non-refundable entrance fee sales in excess of (less than) the related GAAP amortization	12,866	19,042	20,621	23,739
Stock-based compensation amortization expense	4,351	1,738	8,853	6,365
Deferred income taxes	48	2,597	3,101	5,168
AFFO capital expenditures	(42,105)	(25,729)	(66,061)	(48,864)
Straight-line rents	(12,183)	(5,401)	(23,088)	(16,554)
Amortization of above (below) market lease intangibles, net	(6,308)	(10,085)	(12,905)	(20,296)
Other items(6)	(3,055)	(1,069)	(5,662)	381
_______________________________________
Refer to footnotes on the next page.

(1)The six months ended June 30, 2026 includes a gain upon change of control related to (i) the acquisition of the remaining 46.5% interest in the SWF SH JV which held 19 senior housing properties and (ii) the disposition of an 80% interest in six outpatient medical buildings to a third-party. These gains upon change of control are included in other income (expense), net in the Consolidated Statements of Operations.
(2)The three and six months ended June 30, 2026 includes costs incurred related to the Janus Living IPO and investment pursuit costs. The three and six months ended June 30, 2025 includes costs related to the merger with Physicians Realty Trust, which are primarily comprised of severance, legal, accounting, tax, information technology, and other costs of combining operations with Physicians Realty Trust that were incurred during the period. The three and six months ended June 30, 2025 also included $6 million of costs incurred related to investments we are no longer pursuing.
(3)The three and six months ended June 30, 2026 and 2025 includes reserves and (recoveries) for expected loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(4)Casualty-related charges (recoveries), net are recognized in other income (expense), net, equity income (loss) from unconsolidated joint ventures, and noncontrolling interests’ share in earnings in the Consolidated Statements of Operations.
(5)The six months ended June 30, 2026 includes the income tax impact related to the change in tax status of certain entities in connection with the Janus Living IPO.
(6)Primarily includes: (i) amortization of deferred revenue, (ii) noncontrolling interests’ share of senior housing entrance fees in excess of (less than) the related GAAP amortization, and (iii) our proportionate share of AFFO capital expenditures and straight-line rents from unconsolidated joint ventures.